UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2001

SUPERIOR ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20310 (Commission File Number)	75-2379388 (IRS Employer Identification No.)

1105 Peters Road, Harvey, Louisiana (Address of principal executive offices)		70058 (Zip Code)

(504) 362-4321

(Registrant's telephone number, including area code)

Item 9.     Other Events.

    On April 24, 2001, Superior Energy Services, Inc. issued the following press release:

1105 Peters Road Harvey, Louisiana 70058 (504) 362-4321 Fax (504) 362-1818 NASDAQ: SESI

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Terence Hall, CEO; Robert Taylor, CFO; Greg Rosenstein, Director of Investor Relations, 504-362-4321

         Superior Energy Expects First Quarter Earnings to Exceed Estimates,
Company Will Announce First Quarter Results on May 3, 2001

(Harvey, LA, Tuesday, April 24, 2001) Superior Energy Services, Inc. (NASDAQ: SESI) today said that it expects revenue for the quarter ended March 31, 2001, will be approximately $91 million and expects diluted earnings per share from operations for the same period will be approximately 16 cents before giving effect to an accounting change discussed below. Analysts who cover the Company's stock have published earnings estimates which currently range from 11 cents to 14 cents and average 13 cents for the quarter, according to First Call. The Company also expects income before interest, taxes, depreciation and amortization (EBITDA) for the quarter of approximately $28 million.

Effective January 1, 2001, the Company elected to change the method used for depreciating its liftboats from the straight-line method to the units of production method. Management of the Company believes this method provides a more accurate allocation of cost and provides for a better matching of revenue and expenses. This method is used by many other service providers who operate marine equipment in the Gulf of Mexico. This change in accounting principle results in a one time cumulative positive net after tax adjustment of approximately $2.6 million. Overall diluted earnings per share, inclusive of the cumulative change in accounting, will be approximately 20 cents.

"Activity levels are higher than expected for most of our production-related services, liftboats and rental tool businesses," said Terry Hall, Chairman, President and CEO of Superior Energy Services. "In addition, weather has been better than what we historically experience in the first quarter. As a result, the first quarter of 2001 seemed to be less affected by seasonal factors than in other years. This should result in a company record for quarterly revenue and earnings in what typically is the slowest period of the year."

Superior will announce full results for its first quarter on May 3, 2001 before the market opens. Details of the Company's conference call will follow in a release later this week.

Superior Energy Services, Inc. provides a broad range of specialized oilfield services and equipment primarily to major and independent oil and gas companies engaged in the exploration, production and development of oil and natural gas properties offshore in the Gulf of Mexico and throughout the Gulf Coast region. These services and equipment include the rental of liftboats, rental of specialized oilfield equipment, electric and mechanical wireline services, well plug and abandonment services, coiled tubing services and engineering services. Additional services provided include contract operating and supplemental labor, offshore construction and maintenance services, offshore and dockside environmental cleaning services, the manufacture and sale of drilling instrumentation and the manufacture and sale of oil spill containment equipment.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which involve known and unknown risks, uncertainties and other factors. Among the factors that could cause actual results to differ materially are: volatility of the oil and gas industry, including the level of exploration, production and development activity; risks associated with the Company's rapid growth; changes in competitive factors and other material factors that are described from time to time in the Company's filings with the Securities and Exchange Commission. Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements contained herein should not be regarded as representations by the Company or any other person that the projected outcomes can or will be achieved.

# # #

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                 SUPERIOR ENERGY SERVICES, INC.

                                                                                                 By:         /S/ ROBERT S. TAYLOR
                                                                                                                       Robert S. Taylor
                                                                                                                  Chief Financial Officer

Dated: April 24, 2001